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Delta Air Lines Announces $379 Million Quarterly Profit and $1.2 Billion Annual Profit, Excluding Special Items
Reports GAAP quarterly profit of $425 million and annual profit of $854 million

ATLANTA, Jan. 25, 2012 – Delta Air Lines (NYSE:DAL) today reported financial results for the December 2011 quarter.  Key points include:

•	Delta’s net income for the December 2011 quarter was $379 million, or $0.45 per diluted share, excluding special items1. This is a $221 million improvement year over year.
•	Delta’s net income for 2011 was $1.2 billion, excluding special items, as the company offset $3 billion higher fuel expense through strong revenue performance and its fuel hedging program.
•	Delta’s GAAP net income was $425 million, or $0.50 per diluted share, for the December 2011 quarter and $854 million for 2011.
•
2011 results include $264 million in profit sharing expense, including $89 million in the December quarter, recognizing Delta employees’ contributions toward meeting the company’s operating and financial goals.

•	Delta’s adjusted net debt at the end of 2011 was $12.9 billion, a $4.1 billion reduction from 2009.

“Delta people pulled together in 2011 to produce a solid profit, strong cash generation, and the best operational performance in the industry for our customers.  I want to thank them for their hard work through a challenging year and congratulate them on earning $264 million in profit sharing and $60 million in Shared Rewards for their exceptional performance,” said Richard Anderson, Delta’s chief executive officer.  “Looking forward to 2012, we will continue our commitment to sustained profitability and superior returns by growing and diversifying our revenues, while taking a disciplined approach to capacity, costs and capital spending.”

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Revenue Environment
Delta’s operating revenue grew $610 million, or 8%, in the December 2011 quarter compared to the December 2010 quarter.  Load factor increased to 81.7%, with traffic down 3% on a 3.5% decrease in capacity.

•	Passenger revenue increased 8%, or $555 million, compared to the prior year period. Passenger unit revenue (PRASM) increased 12%, driven by an 11% improvement in yield.
•	Cargo revenue increased 8%, or $20 million, on higher cargo yields.
•	Other revenue increased 4%, or $35 million, from higher third-party maintenance revenue.

Comparisons of revenue-related statistics are as follows:
		Increase (Decrease)
		4Q11 versus 4Q10
		Change	Unit
Passenger Revenue	4Q11 ($M)	YOY	Revenue	Yield	Capacity
Domestic	3,217	9.9%	13.2%	10.6%	(2.9) %
Atlantic	1,226	-	10.8%	10.6%	(9.7) %
Pacific	819	13.5%	13.7%	20.1%	(0.1) %
Latin America	404	11.2%	5.9%	4.8%	5.0%
Total mainline	5,666	8.2%	12.3%	11.6%	(3.7) %
Regional	1,557	8.9%	11.5%	9.3%	(2.5) %
Consolidated	7,223	8.3%	12.2%	11.4%	(3.5) %

“With the December quarter’s strong revenue performance, Delta produced a revenue premium to the industry and fully covered our fuel cost increase with higher revenues,” said Ed Bastian, Delta’s president.  “Our revenue momentum has continued into 2012, and we are currently seeing our January consolidated passenger unit revenues up 15% year over year.”

Fuel
During the December 2011 quarter, market fuel prices increased fuel expense by $515 million, which was partially offset by $150 million of settled fuel hedge gains.

Excluding mark to market adjustments, Delta’s average fuel price2 was $2.97 per gallon for the December quarter, which includes 17 cents per gallon in settled gains from its fuel hedging program.  On a GAAP basis, which includes mark to market gains on open hedges, the company’s average fuel price was $2.79 per gallon.

Cost Performance
Delta’s total operating expense, excluding fuel, was flat in the December 2011 quarter, as the benefits of lower capacity-related costs and maintenance savings were partially offset by higher revenue-related expenses and profit sharing.

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The December quarter 2011 consolidated unit cost (CASM3), excluding fuel expense, profit sharing and special items, was 1.8% higher on 3.5% lower capacity compared to the prior year.  On a GAAP basis, which includes fuel, profit sharing and special items, consolidated CASM increased 6%.

“Delta’s solid cost performance, in an environment of 25% higher market fuel prices, came as a result of our cost reduction initiatives and benefits from our fuel hedging program,” said Hank Halter, Delta’s chief financial officer.  “We are focused on total cost productivity, including fuel, and implementing the structural initiatives needed to return our non-fuel costs to our targeted level.”

Liquidity Position
As of December 31, 2011, Delta had $5.4 billion in unrestricted liquidity, including $3.6 billion in cash and short-term investments and $1.8 billion in undrawn revolving credit facilities.

Cash from operations during the December 2011 quarter was $1.2 billion, as the company’s profitability and working capital initiatives were partially offset by the normal seasonal decline in advance ticket sales.  The purchase of $675 million of SkyMiles by American Express is included in Delta’s cash from operations for the December 2011 quarter.

Capital expenditures during the December 2011 quarter were $400 million, including $230 million in aircraft, parts and modifications.  The quarter’s expenditures also include Delta’s $100 million investment in GOL and the $15 million net expenditure associated with the company’s slot transaction and the related slot divestitures.

During the quarter, Delta’s debt and capital lease payments were $725 million, which includes $435 million from the early retirement of debt.  At December 31, 2011, Delta’s adjusted net debt was $12.9 billion.  The company has now achieved more than $4 billion of its $7 billion debt reduction target since 2009 and remains on track for $10 billion adjusted net debt in 2013.

Company Highlights
Delta has a strong commitment to employees, customers and the communities it serves.  Key accomplishments in 2011 include:
•
Recognizing the achievements of Delta employees toward meeting the company’s financial and operational goals with $325 million of incentives, including $264 million in employee profit sharing and $60 million in Shared Rewards;

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•	Significantly improving its operational performance, resulting in an on-time arrival rate of more than 83%, a 25% reduction in lost bags, and more than 35% fewer customer complaints compared to 2010;
•	Closing on its slot trade agreement with US Airways, allowing Delta to build the leading network position at New York-LaGuardia, with over 250 daily departures by summer 2012;
•
Receiving recognition from leading publications, including being named Fortune’s Most Admired Airline, best airline for business by Business Travel News, best domestic airline by Travel Weekly, and top tech-friendly airline by PC World;

•
Reaching agreements to strengthen its network position through enhanced alliances and investments in Aeromexico and GOL, which will give Delta unique access to Latin America’s two largest aviation markets; and

•	Extending Delta’s community involvement, including over $2 million raised by Delta employees for United Way.

Special Items
Delta recorded special items totaling a $46 million gain in the December 2011 quarter, including:
•
a $164 million mark to market gain primarily for open fuel hedges settling in future periods.  Open hedges will continue to fluctuate in value and Delta will record future changes in market value until the hedges settle;

•	a $43 million gain associated with the divestiture of slots at New York-LaGuardia and Washington-Reagan National in conjunction with the company’s slot transaction;
•	an $81 million charge for impairment of intangible assets and grounded aircraft associated with Delta’s capacity reductions; and
•	an $80 million charge for severance and other items, including the loss on early extinguishment of debt.

Delta recorded special items totaling a $139 million charge in the December 2010 quarter, including:
•	$88 million in merger-related expenses;
•	$31 million from a loss on early extinguishment of debt; and
•	$20 million in costs related to the consolidation of operations at Cincinnati/Northern Kentucky International Airport.

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March 2012 Quarter Guidance
Following are Delta’s projections for the March 2012 quarter.

1Q 2012 Forecast

Operating margin	2 – 4%
Fuel price, including taxes and hedges net of premiums	$3.16
Capital expenditures	$450 million
Total liquidity at end of period	$5.5 billion

1Q 2012 Forecast (compared to 1Q 2011)

Consolidated unit costs – excluding fuel expense	Up 3 – 5%

System capacity	Down 3 – 5%
Domestic	Down 2 – 4%
International	Down 4 – 6%

Other Matters
Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and twelve months ended Dec. 31, 2011 and 2010; a statistical summary for those periods; selected balance sheet data as of Dec. 31, 2011 and 2010; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines serves more than 160 million customers each year. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 357 destinations in 67 countries on six continents. Headquartered in Atlanta, Delta employs more than 75,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, the world’s largest airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $2 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

End Notes
(1) Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

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(2) Average fuel price per gallon, adjusted: Delta's December 2011 quarter average fuel price of $2.97 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, and includes the impact of fuel hedge contracts with original maturity dates in the December 2011 quarter.  Settled hedge gains for the quarter were $150 million, or 17 cents per gallon.  The fuel price has been adjusted for $164 million in mark-to-market gains recorded in periods other than the settlement period.

(3) CASM - Ex: Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties and Delta's vacation wholesale operations (MLT).  The amounts excluded were $216 million and $847 million for the December 2011 quarter and 2011, respectively.  Management believes this methodology provides a more consistent and comparable reflection of Delta's consolidated operations.

Forward-looking Statements

Statements in this investor update that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of significant funding obligations with respect to defined benefit pension plans; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Jan. 25, 2012, and which we have no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended Dec. 31,
(in millions, except per share data)	2011	2010	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$5,666	$5,238	$428	8%
Regional carriers	1,557	1,430	127	9%
Total passenger revenue	7,223	6,668	555	8%
Cargo	256	236	20	8%
Other	920	885	35	4%
Total operating revenue	8,399	7,789	610	8%

Operating Expense:
Aircraft fuel and related taxes	2,020	1,928	92	5%
Salaries and related costs	1,711	1,708	3	-%
Contract carrier arrangements(1)	1,328	1,180	148	13%
Aircraft maintenance materials and outside repairs	367	395	(28)	(7)%
Passenger commissions and other selling expenses	393	364	29	8%
Contracted services	383	393	(10)	(3)%
Depreciation and amortization	382	372	10	3%
Landing fees and other rents	306	313	(7)	(2)%
Passenger service	169	180	(11)	(6)%
Aircraft rent	74	82	(8)	(10)%
Profit sharing	89	38	51	NM
Restructuring and other items	88	108	(20)	(19)%
Other	363	434	(71)	(16)%
Total operating expense	7,673	7,495	178	2%

Operating Income	726	294	432	NM

Other (Expense) Income:
Interest expense, net	(218)	(219)	1	-%
Amortization of debt discount, net	(52)	(46)	(6)	13%
Loss on extinguishment of debt	(30)	(31)	1	(3)%
Miscellaneous, net	(9)	23	(32)	NM
Total other expense, net	(309)	(273)	(36)	13%

Income Before Income Taxes	417	21	396	NM

Income Tax Benefit (Provision)	8	(2)	10	NM

Net Income	$425	$19	$406	NM

Basic Earnings per Share	$0.51	$0.02
Diluted Earnings per Share	$0.50	$0.02

Basic Weighted Average Shares Outstanding	840	836
Diluted Weighted Average Shares Outstanding	845	845

(1) Contract carrier arrangements expense includes $494 million and $384 million for the three months ended Dec. 31, 2011 and 2010, respectively, for aircraft fuel and related taxes.

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)

	Year Ended Dec. 31,
(in millions, except per share data)	2011	2010	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$23,864	$21,408	$2,456	11%
Regional carriers	6,393	5,850	543	9%
Total passenger revenue	30,257	27,258	2,999	11%
Cargo	1,027	850	177	21%
Other	3,831	3,647	184	5%
Total operating revenue	35,115	31,755	3,360	11%

Operating Expense:
Aircraft fuel and related taxes	9,730	7,594	2,136	28%
Salaries and related costs	6,894	6,751	143	2%
Contract carrier arrangements(1)	5,470	4,305	1,165	27%
Aircraft maintenance materials and outside repairs	1,765	1,569	196	12%
Passenger commissions and other selling expenses	1,682	1,509	173	11%
Contracted services	1,642	1,549	93	6%
Depreciation and amortization	1,523	1,511	12	1%
Landing fees and other rents	1,281	1,281	-	-%
Passenger service	721	673	48	7%
Aircraft rent	298	387	(89)	(23)%
Profit sharing	264	313	(49)	(16)%
Restructuring and other items	242	450	(208)	(46)%
Other	1,628	1,646	(18)	(1)%
Total operating expense	33,140	29,538	3,602	12%

Operating Income	1,975	2,217	(242)	(11)%

Other (Expense) Income:
Interest expense, net	(901)	(969)	68	(7)%
Amortization of debt discount, net	(193)	(216)	23	(11)%
Loss on extinguishment of debt	(68)	(391)	323	(83)%
Miscellaneous, net	(44)	(33)	(11)	33%
Total other expense, net	(1,206)	(1,609)	403	(25)%

Income Before Income Taxes	769	608	161	26%

Income Tax Benefit (Provision)	85	(15)	100	NM

Net Income	$854	$593	$261	44%

Basic Earnings per Share	$1.02	$0.71
Diluted Earnings per Share	$1.01	$0.70

Basic Weighted Average Shares Outstanding	838	834
Diluted Weighted Average Shares Outstanding	844	843

(1) Contract carrier arrangements expense includes $2.1 billion and $1.3 billion for the twelve months ended Dec. 31, 2011 and 2010, respectively, for aircraft fuel and related taxes.

DELTA AIR LINES, INC.
Statistical Summary
(Unaudited)

	Three Months Ended Dec. 31,				Year Ended Dec. 31,
	2011	2010	Change		2011	2010	Change
Consolidated
Revenue passenger miles (millions)	44,975	46,233	(3)%		192,767	193,169	-%
Available seat miles (millions)	55,034	57,027	(3)%		234,656	232,684	1%
Passenger mile yield (cents)	16.06	14.42	11%		15.70	14.11	11%
Passenger revenue per available seat mile (cents)	13.12	11.69	12%		12.89	11.71	10%
Operating cost per available seat mile (cents)	13.94	13.14	6%		14.12	12.69	11%
CASM-Ex – See Note A (cents)	8.67	8.52	2%		8.53	8.27	3%
Passenger load factor	81.7%	81.1%	0.6	pts	82.1%	83.0%	(0.9	) pts
Fuel gallons consumed (millions)	901	936	(4)%		3,856	3,823	1%
Average price per fuel gallon, adjusted – See Note A	$2.97	$2.47	20%		$3.05	$2.33	31%
Number of aircraft in fleet, end of period	775	815	(40)		775	815	(40)
Full-time equivalent employees, end of period	78,392	79,684	(2)%		78,392	79,684	(2)%

Mainline
Revenue passenger miles (millions)	39,035	40,267	(3)%		168,282	168,180	-%
Available seat miles (millions)	47,483	49,286	(4)%		203,450	200,814	1%
Operating cost per available seat mile (cents)	12.71	12.14	5%		12.98	11.62	12%
CASM-Ex – See Note A (cents)	7.90	7.75	2%		7.76	7.46	4%
Fuel gallons consumed (millions)	727	758	(4)%		3,133	3,094	1%
Average fuel price per gallon, adjusted – see Note A	$2.92	$2.46	19%		$3.01	$2.32	30%
Number of aircraft in fleet, end of period	707	722	(15)		707	722	(15)

Note:  except for full-time equivalent employees and number of aircraft in fleet, consolidated data presented includes operations under Delta’s contract carrier arrangements.

DELTA AIR LINES, INC.
Selected Balance Sheet Data

	Dec. 31,	Dec. 31,
(in millions)	2011	2010
	(Unaudited)
Cash and cash equivalents	$2,657	$2,892
Short-term investments	958	718
Restricted cash, cash equivalents and short-term investments (short-term and long-term)	348	447
Total assets	43,499	43,188
Total debt and capital leases, including current maturities	13,791	15,252
Total stockholders' equity (deficit)	(1,396)	897

Note A: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

•           Delta sometimes uses information that is derived from its Condensed Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules.  The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

•           Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated non-fuel cost per available seat mile (CASM), as the nature or amount of special items cannot be estimated at this time.

•           Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•           Delta adjusts for mark to market (“MTM”) adjustments for fuel hedges recorded in periods other than the settlement period in order to evaluate the company’s financial results in the period shown.

•           Delta presents consolidated and mainline CASM and operating expense excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

•           Delta presents consolidated and mainline CASM excluding ancillary businesses not associated with the generation of a seat mile.  These businesses include aircraft maintenance and staffing services Delta provides to third parties and Delta’s vacation wholesale operations.

•           Delta excludes profit sharing expense from consolidated and mainline CASM because management believes the exclusion of this item provides a more meaningful comparison of the Company’s CASM to the airline industry.

•           Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents, and short-term investments, resulting in adjusted net debt to present the amount of additional assets needed to satisfy the debt.

•           Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in millions)	2011	2010	2011	2010
Net income	$425	$19	$854	$593
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(164)	-	26	-
Loss on extinguishment of debt	30	31	68	391
Restructuring and other items	88	108	242	450
Other	-	-	-	10
Net income excluding special items	$379	$158	$1,190	$1,444

Three Months Ended
Dec. 31, 2011
Net income per diluted share	$0.50
Items excluded:
MTM adjustments for fuel hedges recorded in periods other than the settlement period	(0.19)
Loss on extinguishment of debt	0.04
Restructuring and other items	0.10
Net income per diluted share excluding special items	$0.45

(in billions)	Dec. 31, 2011		Dec. 31, 2009
Debt and capital lease obligations	$13.8		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.6		1.1
Adjusted debt and capital lease obligations		$14.4		$18.3
Plus: 7x last twelve months' aircraft rent		2.1		3.4
Adjusted total debt		16.5		21.7
Less: cash, cash equivalents and short-term investments		(3.6)		(4.7)
Adjusted net debt		$12.9		$17.0

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2011	2010	2011	2010
Average price per fuel gallon including fuel expense incurred under contract carrier arrangements	$2.79	$2.47	$3.06	$2.33
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.18	-	(0.01)	-
Average price per fuel gallon, adjusted	$2.97	$2.47	$3.05	$2.33
Settled fuel hedge gains	0.17	-
Average price per fuel gallon excluding hedging activities	$3.14	$2.47

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2011	2010	2011	2010
Mainline average price per fuel gallon	$2.69	$2.46	$3.02	$2.32
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.23	-	(0.01)	-
Mainline average price per fuel gallon, adjusted	$2.92	$2.46	$3.01	$2.32

	Three Months Ended Dec. 31,
(in millions)	2011	2010
Operating expense	$7,673	$7,495
Items excluded:
Aircraft fuel and related taxes	(2,020)	(1,928)
Aircraft fuel and related taxes included within contract carrier arrangements	(494)	(384)
Operating expense excluding fuel	$5,159	$5,183

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2011	2010	2011	2010
CASM	13.94 ¢	13.14 ¢	14.12 ¢	12.69 ¢
Items excluded:
Aircraft fuel and related taxes	(4.86)	(4.05)	(5.00)	(3.82)
Ancillary businesses	(0.39)	(0.31)	(0.37)	(0.28)
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.30	-	(0.01)	-
Profit sharing	(0.16)	(0.07)	(0.11)	(0.13)
Restructuring and other items	(0.16)	(0.19)	(0.10)	(0.19)
CASM-Ex	8.67 ¢	8.52 ¢	8.53 ¢	8.27 ¢

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2011	2010	2011	2010
Mainline CASM	12.71 ¢	12.14 ¢	12.98 ¢	11.62 ¢
Items excluded:
Aircraft fuel and related taxes	(4.47)	(3.78)	(4.63)	(3.57)
Ancillary businesses	(0.40)	(0.32)	(0.37)	(0.29)
MTM adjustments for fuel hedges recorded in periods other than the settlement period	0.35	-	(0.01)	-
Profit sharing	(0.19)	(0.08)	(0.13)	(0.16)
Restructuring and other items	(0.10)	(0.21)	(0.08)	(0.14)
Mainline CASM-Ex	7.90 ¢	7.75 ¢	7.76 ¢	7.46 ¢

Three Months Ended
(in millions)	Dec. 31, 2011
Flight equipment, including advance payments (GAAP)	$231
Ground property and equipment, including technology (GAAP)	137
Adjustments:
Proceeds from flight equipment and facilities	(56)
GOL investment	100
Total capital expenditures	$412